EXHIBIT 32.1

TOTAL ENTERTAINMENT RESTAURANT CORP.
REPORT ON FORM 10Q MARCH 22, 2005

CERTIFICATION BY STEVEN M. JOHNSON PURSUANT TO
18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Chief Executive Officer of Total Entertainment Restaurant Corp. (the “Company”), hereby certifies, to the best of my knowledge, that the Form 10-Q of the Company for the quarter ended March 22, 2005 (the “Periodic Report”) accompanying this certification fully complies with the requirements of the Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date April 29, 2005	/s/ Steven M. Johnson
Steven M. Johnson
Chief Executive Officer